ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-171806 Dated July 31, 2012
Royal Bank of Canada Airbag Yield Optimization Notes
$● Notes Linked to the Common Stock of Salesforce.com, Inc. due on or about February 8, 2013
$● Notes Linked to the American Depositary Shares of CEMEX S.A.B. de C.V. due on or about February 8, 2013
$● Notes Linked to the Common Stock of Nabors Industries Ltd. due on or about February 8, 2013
$● Notes Linked to the Common Stock of Sprint Nextel Corporation due on or about February 8, 2013
$● Notes Linked to the Common Stock of United Rentals, Inc. due on or about February 8, 2013

Investment Description
Airbag Yield Optimization Notes (the “Notes”) are unsecured and unsubordinated notes issued by Royal Bank of Canada linked to the performance of a specific company (the “Reference Stock”).  The issue price of each Note will be $1,000. On a monthly basis, Royal Bank of Canada will pay you a coupon regardless of the performance of the Reference Stock. At maturity, Royal Bank of Canada will either pay you the principal amount per Note or, if the closing price of the Reference Stock on the final valuation date is below the conversion price, Royal Bank of Canada will deliver to you a number of shares of the applicable Reference Stock equal to the principal amount per note divided by the conversion price (the “share delivery amount”) for each of your Notes plus accrued and unpaid interest (subject to adjustments in the case of certain corporate events described in the product prospectus supplement no. ABYON-1 under “General Terms of the Notes — Anti-dilution Adjustments”).

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the Reference Stock at maturity that are worth less than the principal amount of your Notes and the credit risk of Royal Bank of Canada for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.  If Royal Bank of Canada were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features	Key Dates1
❑         Income— Regardless of the performance of the Reference Stock, Royal Bank of Canada will pay you a monthly coupon. In exchange for receiving the monthly coupon on the Notes, you are accepting the risk of receiving shares of the Reference Stock at maturity that are worth less than your principal amount and the credit risk of Royal Bank of Canada for all payments under the Notes.

❑         Contingent Repayment of Principal at Maturity— If the price of the Reference Stock does not close below the conversion price on the final valuation date, Royal Bank of Canada will pay you the principal amount at maturity, and you will not participate in any appreciation or depreciation in the value of the Reference Stock. If the price of the Reference Stock closes below the conversion price on the final valuation date, Royal Bank of Canada will deliver to you the share delivery amount at maturity for each of your Notes, which is expected to be worth less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.

Trade Date1                                                                              August 2, 2012
Settlement Date1                                                                   August 7, 2012
Final Valuation Date2                                                         February 4, 2013
Maturity Date2                                                                         February 8, 2013
1          Expected.  In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed so that the stated term of the Notes remains approximately the same.
2          Subject to postponement in the event of a market disruption event and as described under “General Terms of the Notes — Payment at Maturity” in the accompanying product prospectus supplement no. ABYON-1.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE REFERENCE STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF ROYAL BANK OF CANADA.  YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5, THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE PRODUCT PROSPECTUS SUPPLEMENT NO. ABYON-1 AND UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-5 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings
This free writing prospectus relates to five separate Airbag Yield Optimization Notes we are offering.  Each Note is linked to the common stock or American Depositary Shares (“ADSs”) of a different company, and each of the Notes has a different coupon rate, initial price and conversion price, as specified in the table below. The coupon rate, initial price and conversion price for each Note will be determined on the trade date. The Notes will be issued in minimum denominations equal to $1,000 and integral multiples of $1,000.  Coupons will be paid monthly in arrears in six equal installments.

Reference Stock	Total Coupon Payable over the Term of the Notes	Coupon Rate per Annum	Initial Price	Conversion Price	CUSIP	ISIN
Common Stock of Salesforce.com, Inc. (CRM)	3.625% to 4.625%	7.25% to 9.25%	$●	75% of the Initial Price	78008D828	US78008D8285
ADSs of CEMEX S.A.B. de C.V. (CX)	4.050% to 5.300%	8.10% to 10.60%	$●	70% of the Initial Price	78008D810	US78008D8103
Common Stock of Nabors Industries Ltd. (NBR)	3.425% to 4.425%	6.85% to 8.85%	$●	75% of the Initial Price	78008D794	US78008D7949
Common Stock of Sprint Nextel Corporation (S)	3.425% to 4.425%	6.85% to 8.85%	$●	70% of the Initial Price	78008D802	US78008D8020
Common Stock of United Rentals, Inc. (URI)	4.250% to 5.500%	8.50% to 11.00%	$●	65% of the Initial Price	78008D836	US78008D8368
See “Additional Information about Royal Bank of Canada and the Notes” in this free writing prospectus. The Notes will have the terms specified in the prospectus dated January 28, 2011, the prospectus supplement dated January 28, 2011, product prospectus supplement no. ABYON-1 dated October 31, 2011 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product prospectus supplement no. ABYON-1.  Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Us
Offering of the Notes	Total	Per Note	Total	Per Note	Total	Per Note
Common Stock of Salesforce.com, Inc.	h	$1,000	h	$10	h	$990
ADSs of CEMEX S.A.B. de C.V.	h	$1,000	h	$10	h	$990
Common Stock of Nabors Industries, Ltd.	h	$1,000	h	$10	h	$990
Common Stock of Sprint Nextel Corporation	h	$1,000	h	$10	h	$990
Common Stock of United Rentals, Inc.	h	$1,000	h	$10	h	$990
 (1) The price to the public includes the cost of hedging our obligations under the Notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  For additional related information, please see “Use of Proceeds and Hedging” beginning on page PS-15 of the accompanying product prospectus supplement no. ABYON-1.

(2) UBS Financial Services Inc., which we refer to as UBS, will receive a commission that will depend on market conditions on the trade date.  In no event will the commission received by UBS exceed $10 per $1,000 principal amount of each Note.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information about Royal Bank of Canada and the Notes
Royal Bank of Canada has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and these offerings.  You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in these offerings will arrange to send you the prospectus, the prospectus supplement, product prospectus supplement no. ABYON-1 and this free writing prospectus if you so request by calling toll-free 866-609-6009.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011, relating to our Series E medium-term notes of which these Notes are a part, and the more detailed information contained in product prospectus supplement no. ABYON-1 dated October 31, 2011.  This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. ABYON-1, as the Notes involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product prospectus supplement no. ABYON-1 dated October 31, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911003637/d1028110424b5.htm

♦	Prospectus supplement dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

♦	Prospectus dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

As used in this free writing prospectus, the “Company,” “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Notes may be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Reference Stock.

♦     You believe the final price of the Reference Stock is not likely to be below the conversion price and, if it is, you can tolerate receiving shares of the Reference Stock at maturity worth less than your principal amount or that may have no value at all.

♦     You understand and accept that you will not participate in any appreciation in the price of the Reference Stock and that your return on the Notes is limited to the coupons paid.

♦     You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Stock.

♦     You are willing and able to hold the Notes to maturity, a term of approximately six months.

♦     You are willing to invest in Notes for which there may be little or no secondary market and you accept that the secondary market will depend in large part on the price, if any, at which RBC Capital Markets, LLC, which we refer to as “RBCCM,” is willing to trade the Notes.

♦     You would be willing to invest in the Notes if the applicable coupon rate was set equal to the lower end or bottom of the range indicated on the cover hereof (the actual coupon rate for each Note will be determined on the trade date).

♦     You are willing to assume the credit risk of Royal Bank of Canada for all payments under the Notes, and understand that, if Royal Bank of Canada defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Notes may not be suitable for you if, among other considerations:

♦     You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity.

♦     You are not willing to make an investment that may have the full downside market risk of an investment in the Reference Stock.

♦     You believe the final price of the Reference Stock is likely to be below the conversion price, which could result in a total loss of your initial investment.

♦     You cannot tolerate receiving shares of the Reference Stock at maturity worth less than your principal amount or that may have no value at all.

♦     You seek an investment that participates in the appreciation in the price of the Reference Stock or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Stock.

♦     You would not be willing to invest in the Notes if the applicable coupon rate was set equal to the lower end or bottom of the range indicated on the cover hereof (the actual coupon rate for each Note will be set on the trade date).

♦     You seek an investment for which there will be an active secondary market.

♦     You are unable or unwilling to hold the Notes to maturity, a term of approximately six months.

♦     You are not willing to assume the credit risk of Royal Bank of Canada for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this free writing prospectus and “Risk Factors” in the accompanying product prospectus supplement no. ABYON-1 for risks related to an investment in the Notes.

Indicative Terms of the Notes1
Issuer:	Royal Bank of Canada
Issue Price per Note:	$1,000 per Note.
Principal Amount per Note:	$1,000 per Note.
Term2:	Approximately six months
Reference Stock:	The common stock or ADSs of a specific company, as set forth on the cover page of this free writing prospectus.
Total Coupon Payable:
The total coupon payable is expected to be between (i) 3.625% and 4.625% for Notes linked to the common stock of Salesforce.com, Inc., (ii) 4.050% and 5.300% for Notes linked to the ADSs of CEMEX S.A.B. de C.V., (iii) 3.425% and 4.425% for Notes linked to the common stock of Nabors Industries, Ltd., (iv) 3.425% and 4.425% for Notes linked to the common stock of Sprint Nextel Corporation, and (v) 4.250% to 5.500% for Notes linked to the common stock of United Rentals, Inc. The actual total coupon payable for each Note will be determined on the trade date.

Coupon Payment:	The coupon payments will be made in six equal installments regardless of the performance of the Reference Stock.

The coupon rate per annum is expected to be between (i) 7.25% and 9.25% for Notes linked to the common stock of Salesforce.com, Inc., (ii) 8.10% and 10.60% for Notes linked to the ADSs of CEMEX S.A.B. de C.V., (iii) 6.85% and 8.85% for Notes linked to the common stock of Nabors Industries, Ltd., (iv) 6.85% to 8.85 % for Notes linked to the common stock of Sprint Nextel Corporation, and (v) 8.50% to 11.00% for Notes linked to the common stock of United Rentals, Inc.  The actual coupon rate per annum for each Note will be determined on the trade date.

1st Installment through 6th Installment:
For Notes linked to the common stock of Salesforce.com, Inc.: between 0.6042% and 0.7708%.

For Notes linked to the ADSs of CEMEX S.A.B. de C.V.: between 0.6750% and 0.8833%.

For Notes linked to the common stock of Nabors Industries, Ltd.: between 0.5708% and 0.7375%.

For Notes linked to the common stock of Sprint Nextel Corporation: between 0.5708% and 0.7375%.

For Notes linked to the common stock of United Rentals, Inc.: between 0.7083% and 0.9167%.

The actual installment amount for each Note will be based on the coupon rate per annum and set on the trade date.

Conversion Price:	A percentage of the initial price of the Reference Stock, as specified on the cover page of this free writing prospectus.
Payment at Maturity3:
➢     If the final price of the applicable Reference Stock is not below the conversion price on the final valuation date, we will pay you at maturity an amount in cash equal to $1,000 for each $1,000 principal amount Note, plus accrued and unpaid interest.

1 Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
2 In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains approximately the same.
3 If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Stock on the final valuation date.

➢     If the final price of the applicable Reference Stock is below the conversion price on the final valuation date, at maturity we will deliver to you a number of shares of the applicable Reference Stock equal to the share delivery amount (subject to adjustments) for each Note you own plus accrued and unpaid interest. The share delivery amount is expected to be worth less than the principal amount and may have a value equal to $0.

Share Delivery Amount3:
A number of shares of the applicable Reference Stock equal to (1) the principal amount per Note of $1,000 divided by (2) the conversion price, as determined on the trade date, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of the Notes — Anti-dilution Adjustments” in product prospectus supplement no. ABYON-1.

Closing Price:	On any trading day, the last reported sale price of the Reference Stock on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price:	The closing price of the applicable Reference Stock on the trade date.
Final Price:	The closing price of the applicable Reference Stock on the final valuation date.
Investment Timeline

Trade Date:	The closing price of the applicable Reference Stock (initial price) is observed, the applicable conversion price and share delivery amount are determined and the applicable coupon rate is set.

Monthly (including at Maturity):	Royal Bank of Canada pays the applicable coupon payments.

Maturity Date:	The final price is determined as of the final valuation date.

If the final price of the applicable Reference Stock is not below the conversion price on the final valuation date, we will pay you an amount in cash equal to $1,000 for each $1,000 principal amount Note.

If the final price of the applicable Reference Stock is below the conversion price on the final valuation date, we will deliver to you a number of shares of the applicable Reference Stock equal to the share delivery amount for each Note you own.3

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT AS YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR HAVE NO VALUE AT ALL.  ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF ROYAL BANK OF CANADA.  IF ROYAL BANK OF CANADA WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Coupon Payment Dates
Coupons will be paid in arrears in six equal monthly installments on the coupon payment dates listed below.
September 7, 2012	December 7, 2012
October 9, 2012	January 7, 2013
November 7, 2012	February 8, 2013
Each coupon will be paid to the holders of record of the Notes at the close of business on the date that is one business day prior to the applicable Coupon Payment Date.
Key Risks
An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. ABYON-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Notes.

Risks Relating to the Notes Generally

♦
Your Investment in the Notes May Result in a Loss:  The Notes differ from ordinary debt securities in that Royal Bank of Canada will not necessarily pay the full principal amount of the Notes at maturity. Royal Bank of Canada will only pay you the principal amount of your Notes in cash if the final price of the Reference Stock is greater than or equal to the conversion price. If the final price of the Reference Stock is below the conversion price, Royal Bank of Canada will deliver to you a number of shares of the applicable Reference Stock equal to the share delivery amount for each Note you then own. Therefore, if the final price of an applicable Reference Stock is below the conversion price, you will be exposed on a leveraged basis to any such decline below the conversion price. For example, if the conversion price is 80% of the initial price and the final price is less than the conversion price, you will lose 1.25% of your $1,000 principal amount Note at maturity for each additional 1% that the final price is less than the conversion price. If you receive shares of the applicable Reference Stock at maturity, the value of those shares is expected to be less than the principal amount of the Notes or may have no value at all.

♦
The Coupon Rate Per Annum Payable on the Notes Will Reflect in Part the Volatility of the Reference Stock, and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity: “Volatility” refers to the frequency and magnitude of changes in the price of the Reference Stock.  The greater the volatility of the Reference Stock, the more likely it is that the price of that stock could close below its conversion price on the final valuation date, which would result in the loss of some or all of your principal. This risk will generally be reflected in a higher coupon rate per annum payable on the Notes than the interest rate payable on our conventional debt securities with a comparable term. However, while the coupon rate per annum is set on the trade date, the Reference Stock's volatility can change significantly over the term of the Notes, and may increase. The price of the Reference Stock could fall sharply as of the final valuation date, which could result in a significant loss of principal.

♦
Contingent Repayment of Principal Applies Only at Maturity: You should be willing to hold your Notes to maturity.  If you are able to sell your Notes prior to maturity in the secondary market, if any, you may have to sell your Notes at a loss relative to your initial investment, even if the price of the Reference Stock is above the conversion price.

♦
Credit Risk of Royal Bank of Canada: The Notes are unsubordinated and unsecured debt obligations of Royal Bank of Canada and are not, either directly or indirectly, an obligation of any third party.  Any payments to be made on the Notes, including any repayment of principal, depends on the ability of Royal Bank of Canada to satisfy its obligations as they come due.  As a result, the actual and perceived creditworthiness of Royal Bank of Canada may affect the market value of the Notes and, in the event Royal Bank of Canada were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦
Holders of the Notes Should Not Expect to Participate in any Appreciation of the Reference Stock, and Your Potential Return on the Notes is Expected to be Limited to the Coupon Paid on the Notes: Despite being exposed to the risk of a decline in the price of the Reference Stock, you should not expect to participate in any appreciation in the price of the Reference Stock. Any positive return on the Notes is expected to be limited to the coupon payable. Accordingly, if the final price is greater than the initial price, your return on the Notes at maturity may be less than your return on a direct investment in the Reference Stock or on a similar security that allows you to participate in the appreciation of the price of the Reference Stock. In contrast, if the final price is less than the conversion price, we will deliver to you at maturity for each Note you own shares of the Reference Stock which are expected to be worth less than the principal amount as of the maturity date, in which case you may lose your entire investment. As a result, any positive return on the Notes as of the maturity date is expected to be limited to the coupon rate per annum.

♦
Single Stock Risk:  The price of the Reference Stock can rise or fall sharply due to factors specific to that Reference Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.  You, as an investor in the Notes, should make your own investigation into the Reference Stock Issuer and the Reference Stock for your Notes.  We urge you to review financial and other information filed periodically by the Reference Stock Issuer with the SEC.

♦
Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity:  While the payment at maturity for the offered Notes described in this free writing prospectus is based on the full principal amount of your Notes, the original issue price of the Notes includes UBS’s commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates.  As a result, the price, if any, at which Royal Bank of Canada or its affiliates will be willing to purchase the Notes from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be willing and able to hold your Notes to maturity.

♦
No Dividend Payments or Voting Rights: As a holder of the Notes, you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of the Reference Stock would have.

♦
The Securities May Be Subject to Non-U.S. Securities Markets Risk: An investment in securities linked to the value of a non-U.S. company, such as CEMEX S.A.B. de C.V., which is issued by a Mexican issuer, or Nabors Industries, Ltd., which is issued by a Bermudan issuer, involves risks associated with the home country of that company. The prices of the non-U.S. company’s common equity securities may be affected by political, economic, financial and social factors in the home country of that company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the applicable Notes.

♦
Owning the Notes Is Not the Same as Owning the Reference Stock: The return on your Notes may not reflect the return you would realize if you actually owned the Reference Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the term of the Notes.  Further, the Reference Stock may appreciate over the term of the Notes and you will not participate in any such appreciation, which could be significant.

♦
Lack of Liquidity: The Notes will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Notes in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which RBCCM is willing to buy the Notes.

♦
Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Notes, including hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations as to the Reference Stock that are inconsistent with investing in or holding the Notes, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Reference Stock, and therefore the market value of the Notes.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax adviser about your tax situation.

♦
Potential Royal Bank of Canada Impact on Price: Trading or transactions by Royal Bank of Canada or its affiliates in the Reference Stock, or in futures, options, exchange-traded funds or other derivative products on the Reference Stock may adversely affect the market value of the Reference Stock, the closing price of the Reference Stock, and, therefore, the market value of the Notes.

♦
Many Economic and Market Factors Will Impact the Value of the Notes: In addition to the closing price of the Reference Stock on any trading day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the actual and expected volatility of the price of the Reference Stock;

♦	the time to maturity of the Notes;

♦	the dividend rate on the Reference Stock;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	the occurrence of certain events to the Reference Stock that may or may not require an adjustment to the terms of the Notes; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Anti-Dilution Protection for the Reference Stock Is Limited: The calculation agent will make adjustments to the initial price and the conversion price for certain events affecting the shares of the Reference Stock. However, the calculation agent will not be required to make an adjustment in response to all events that could affect the Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected.

Risks Specific to ADSs

♦
Risks Associated with Foreign Securities Markets: Because foreign equity securities underlying ADSs may be publicly traded in the applicable foreign country and are denominated in currencies other than U.S. dollars, investments in Notes linked to ADSs, such as the Notes linked to the ADSs of CEMEX S.A.B. de C.V., involve particular risks. For example, the Mexican Stock Exchange may be more volatile than the U.S. securities markets, and market developments may affect that market differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the Mexican securities market, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in that market.  Securities prices in Mexico generally are subject to political, economic, financial and social factors that apply to the Mexican market. These factors, which could negatively affect the Mexican securities market, include the possibility of changes in the Mexican government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to Mexican companies or investments in Mexican equity securities and the possibility of fluctuations in the rate of exchange between the U.S. dollar and the Mexican peso. Moreover, the Mexican economy may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦
Exchange Rate Risk: Because ADSs are denominated in U.S. dollars but represent Mexican equity securities that are denominated in Mexican peso, changes in currency exchange rates may negatively impact the value of the ADSs. The value of the Mexican peso may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, the Mexican government or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for the Notes linked to the ADSs of CEMEX S.A.B. de C.V.

♦
There Are Important Differences Between the ADSs and the Ordinary Shares of CEMEX S.A.B. de C.V.: There are important differences between the rights of holders of ADSs and the rights of holders of the ordinary shares of CEMEX S.A.B. de C.V. The ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary and the holders of the ADSs, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the ADSs and, as a result, the value of the Notes linked to CEMEX S.A.B. de C.V.

Hypothetical Examples
The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Reference Stock relative to its initial price. Royal Bank of Canada cannot predict the final price of any Reference Stock. You should not take these examples as an indication or assurance of the expected performance of any Reference Stock. The numbers appearing in the examples and table below have been rounded for ease of analysis. The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of the Notes, based on the following assumptions*

Term:	Approximately 6 months
Hypothetical initial price of the Reference Stock:	$10.00 per share
Hypothetical conversion price:	$8.00 (80.00% of the hypothetical initial price)
Hypothetical share delivery amount:	125 shares per Note ($1,000 / conversion price of $8.00)
Principal Amount:	$1,000.00 per Note
Hypothetical total coupon payable:**	4.00%
Hypothetical coupon rate per annum**:	8.00% ($6.67 per month)
Hypothetical Dividend yield on the Reference Stock***:	1.50% over the term of the Notes (3% per annum).

*
May not be the actual coupon rate per annum, initial price, conversion price or share delivery amount applicable to the Notes. The actual coupon rate in respect of Coupon Payments, the initial price, the conversion price and the share delivery amount for each of the Notes will be determined on the trade date.

**	Coupon payment will be paid in arrears in equal monthly installments during the term of the Notes.
***	Hypothetical dividend yield holders of the Reference Stock might receive over the term of the Notes. Holders of the Notes will not be entitled to any dividend payments made on the Reference Stock.

Scenario #1: The final price of the Reference Stock is not below the hypothetical conversion price of $8.00.
Since the final price of the Reference Stock is not below the hypothetical conversion price of $8.00, Royal Bank of Canada will pay you at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the Reference Stock if the price appreciation of the Reference Stock (plus dividends, if any) is less than 8.00% per annum (equivalent to 4.00% over the term of the Notes).

If the closing price of the Reference Stock on the final valuation date is $10.00 (no change in the price of the Reference Stock):
Payment at Maturity	$1,000.00
Coupons:	$40.00	($6.67 × 6 = $40)
Total:	$1,040.00
Total Return on the Notes:	4.00%
In this example, the total return on the Notes is 4.00%, while the total return on the Reference Stock is 1.50% (including dividends).
If the closing price of the Reference Stock on the final valuation date is $13.00 (an increase of 30%):
Payment at Maturity	$1,000.00
Coupons:	$40.00	($6.67 × 6 = $40)
Total:	$1,040.00
Total Return on the Notes:	4.00%
In this example, the total return on the Notes is 4.00%, while the total return on the Reference Stock is 31.50% (including dividends).
If the closing price of the Reference Stock on the final valuation date is $8.50 (a decline of 15%):
Payment at Maturity	$1,000.00
Coupons:	$40.00	($6.67 × 6 = $40)
Total:	$1,040.00
Total Return on the Notes:	4.00%
In this example, the total return on the Notes is 4.00%, while the total return on the Reference Stock is a loss of 13.50% (including dividends).

Scenario #2: The final price of the Reference Stock is below the hypothetical conversion price of $8.00.

Since the final price of the Reference Stock is below the hypothetical conversion price of $8.00, Royal Bank of Canada will deliver to you at maturity the number of shares of the Reference Stock equal to the share delivery amount for every $1,000 principal amount Note you hold and will pay cash at the Final Price for any fractional shares included in the share delivery amount. The value of shares received at maturity and the total return on the Notes at that time depends on the closing price of the Reference Stock on the maturity date, and could result in the loss of some or all of your principal.

If the closing price of the Reference Stock on the maturity date is $4.00 (a decline of 60%):

Value of shares received:	$500	(125 shares x $4.00)
Coupons:	$40.00	($6.67 × 6 = $40)
Total:	$540.00
Total Return on the Notes:	-46.00%
In this example, the total return on the Notes is a loss of 46.00%, while the total return on the Reference Stock is a loss of 58.50% (including dividends).

Hypothetical Return Table at Maturity
The table below is based on the following assumptions*

Term:	Approximately 6 months
Total coupon payable **:	4.00%
Coupon rate per annum **:	8.00% (or $6.67 per monthly period)
Initial price:	$10.00 per share
Conversion price:	$8.00 (80.00% of the initial price)
Share delivery amount:	125 shares per Note ($1,000 / conversion price $8.00)
Principal amount:	$1,000 per Note.
Dividend yield on the Reference Stock***	1.50% over the term of the Notes (3% per annum).

*	Actual coupon rate and terms for each of the Notes will be set on the trade date.
**	Coupon payment will be paid in arrears in six equal monthly installments during the term of the Notes on an unadjusted basis.
***	Dividend yield assumed received by holders of the Reference Stock during the term of the Notes.
Reference Stock			Conversion Event Does Not Occur(1)		Conversion Event Occurs(2)
Final Stock Price(3)	Stock Price Return	Total Return on the Reference Stock at Maturity(4)	Payment at Maturity + Coupon Payments(5)	Total Return on the Notes at Maturity(6)	Value of the Share Delivery Amount(7)	Payment at Maturity + Coupon Payments(8)	Total Return on the Notes at Maturity(6)
$15.00	50.00%	51.50%	$1,040.00	4.00%	n/a	n/a	n/a
$14.50	45.00%	46.50%	$1,040.00	4.00%	n/a	n/a	n/a
$14.00	40.00%	41.50%	$1,040.00	4.00%	n/a	n/a	n/a
$13.50	35.00%	36.50%	$1,040.00	4.00%	n/a	n/a	n/a
$13.00	30.00%	31.50%	$1,040.00	4.00%	n/a	n/a	n/a
$12.50	25.00%	26.50%	$1,040.00	4.00%	n/a	n/a	n/a
$12.00	20.00%	21.50%	$1,040.00	4.00%	n/a	n/a	n/a
$11.50	15.00%	16.50%	$1,040.00	4.00%	n/a	n/a	n/a
$11.00	10.00%	11.50%	$1,040.00	4.00%	n/a	n/a	n/a
$10.50	5.00%	6.50%	$1,040.00	4.00%	n/a	n/a	n/a
$10.00	0.00%	1.50%	$1,040.00	4.00%	n/a	n/a	n/a
$9.50	-5.00%	-3.50%	$1,040.00	4.00%	n/a	n/a	n/a
$9.00	-10.00%	-8.50%	$1,040.00	4.00%	n/a	n/a	n/a
$8.50	-15.00%	-13.50%	$1,040.00	4.00%	n/a	n/a	n/a
$8.00	-20.00%	-18.50%	$1,040.00	4.00%	n/a	n/a	n/a
$7.50	-25.00%	-23.50%	n/a	n/a	$937.50	$977.50	-2.25%
$7.00	-30.00%	-28.50%	n/a	n/a	$875.00	$915.00	-8.50%
$6.50	-35.00%	-33.50%	n/a	n/a	$812.50	$852.50	-14.75%
$6.00	-40.00%	-38.50%	n/a	n/a	$750.00	$790.00	-21.00%
$5.50	-45.00%	-43.50%	n/a	n/a	$687.50	$727.50	-27.25%
$5.00	-50.00%	-48.50%	n/a	n/a	$625.00	$665.00	-33.50%
$4.50	-55.00%	-53.50%	n/a	n/a	$562.50	$602.50	-39.75%
$4.00	-60.00%	-58.50%	n/a	n/a	$500.00	$540.00	-46.00%
$3.50	-65.00%	-63.50%	n/a	n/a	$437.50	$477.50	-52.25%
$3.00	-70.00%	-68.50%	n/a	n/a	$375.00	$415.00	-58.50%
(1)	A conversion event does not occur if the final price of the Reference Stock is not below the conversion price.
(2)	A conversion event occurs if the final price of the Reference Stock is below the conversion price.
(3)
The final stock price is shown as of the final valuation date, if the final price of the Reference Stock is not below the conversion price. However, if the final price of the Reference Stock is below the conversion price, the final stock price is shown as of the final valuation date and the maturity date.  The final stock price range is provided for illustrative purposes only. The actual stock price return may be below -70.00%, and you therefore may lose up to 100% of your initial investment.

(4)	The total return at maturity on the Reference Stock assumes a dividend yield on the Reference Stock of 1.50% over the term of the Notes.
(5)	Payment consists of the principal amount plus the coupon payments received during the term of the Notes.
(6)	The total return at maturity on the Notes includes coupon payments received during the term of the Notes.
(7)
The value of the share delivery amount consists of the total shares included in the share delivery amount multiplied by the closing price of the Reference Stock on the maturity date.  If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Stock on the Final Valuation Date.

(8)
The actual value of the payment consists of the market value of a number of shares of the Reference Stock equal to the share delivery amount, valued and delivered as of the maturity date with fractional shares paid in cash at the Final Share Price, plus the coupon payments received during the term of the Notes.

What Are the Tax Consequences of the Notes?
U.S. Federal Income Tax Consequences

Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Notes. The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Notes.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Notes for U.S. federal income tax purposes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments issued by us to you (the “Short-Term Debt Portion”) and (ii) a put option with respect to the Reference Stock written by you and purchased by us (the “Put Option”).

Short-Term Debt Portion—Amounts treated as interest on the Short-Term Debt Portion would be subject to general rules governing interest payments on short-term debt securities and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who so elect) on either a straight-line basis or under the constant-yield method, based on daily compounding. Cash-basis taxpayers (who do not elect to accrue interest currently) would include interest in income upon receipt of such interest.

Put Option—Amounts treated as payment for the Put Option would generally be deferred and accounted for upon sale or maturity of the Notes. At maturity, the amounts treated as payment for the Put Option (i) would likely result in short-term capital gain if you were to receive a cash payment of the full principal amount of your Notes, (ii) would reduce the U.S. federal income tax basis of the shares of Reference Stock you receive if we were to exchange your Notes for shares of the Reference Stock, or (iii) would reduce the amount you are treated as paying us upon settlement of the Put Option if you were to receive a cash payment of less than the full principal amount of your Notes.

With respect to coupon payments you receive, we intend to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Reference Stock	Coupon Rate per Annum (to be determined on trade date)	Interest on Debt Component per Annum	Put Option Component per Annum
Common Stock of Salesforce.com, Inc.	7.25% to 9.25%	• %	• %

ADSs of CEMEX S.A.B. de C.V.	8.10% to 10.60%	• %	• %

Common Stock of Nabors Industries, Ltd.	6.85 to 8.85%	• %	• %

Common Stock of Sprint Nextel Corporation	6.85 to 8.85%	• %	• %

Common Stock of United Rentals, Inc.	8.50% to 11.00%	• %	• %

There is no judicial or administrative authority discussing how the Notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate, in which case the timing and character of any income or loss on the Notes could be significantly and adversely affected.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of “prepaid forward contracts” and similar instruments. According to the notice, the Internal Revenue Service and the U.S. Treasury are actively considering whether the holder of such instruments should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject.  While it is not clear whether the Notes would be viewed as similar to such instruments, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Notes.  You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder (as defined in the product prospectus supplement).  Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the Notes on or after January 1, 2013 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page PS-29 in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Notes.

Canadian Federal Income Tax Consequences

In the opinion of Norton Rose Canada LLP, our Canadian tax counsel, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on a Note that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus) will not be subject to Canadian non-resident withholding tax provided the Reference Stock of the Note is not a proxy for the profit of Royal Bank of Canada, as described in and subject to the qualifications set out in the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus.

For a further discussion of the material Canadian federal income tax consequences relating to an investment in the Notes, please see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Notes.

The Canadian tax disclosure in the prospectus is based on the assumption that a Note is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the ITA) of a Non-resident Holder.

If the Reference Stock is listed on a “designated stock exchange” (as defined in the ITA) at the time a Non-resident Holder disposes of the Note, the Note may be taxable Canadian property if, at any time during the sixty-month period immediately preceding the disposition of the Note, (i) the Non-resident Holder has, either alone or in combination with persons with whom the Non-resident Holder does not deal at arm’s length for purposes of the ITA, owned (or had an option in respect of, or interests in, or for civil law rights in (including a Note)) 25% or more of the issued shares of any class or series of shares in the capital of the issuer of the Reference Stock; and (ii) more than 50% of the fair market value of the Reference Stock was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  If the Reference Stock is not listed on a designated stock exchange at the time a Non-resident Holder disposes of the Note, the Note may be taxable Canadian property if more than 50% of the fair market value of the Reference Stock was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  In addition, the Note may be deemed to be taxable Canadian property of the Non-resident Holder in certain circumstances.

A Non-resident Holder should contact its tax advisors to determine whether a Note, or shares of a Reference Stock acquired pursuant to the terms of a Note, may be taxable Canadian property to the Non-resident Holder, and the Canadian tax consequences and obligations resulting therefrom.

Information about the Reference Stocks
Included on the following pages is a brief description of the issuers of each of the respective Reference Stocks. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the Reference Stocks. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Reference Stocks as an indication of future performance.

Each of the Reference Stocks is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the Reference Stocks with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the Reference Stocks under the Exchange Act can be located by reference to its SEC Central Index Key (“CIK”) number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Salesforce.com, Inc.
According to publicly available information, Salesforce.com, Inc. is a provider of enterprise cloud computing and social enterprise solutions. The company provides a customer and collaboration relationship management applications through the Internet or cloud.  The company delivers its service through Internet browsers and mobile devices. It markets its social enterprise applications and platforms to businesses on a subscription basis, primarily through its direct sales efforts and indirectly through partners.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1108524. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “CRM.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this Reference Stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Reference Stock on July 30, 2012 was $125.87.  The historical performance of this Reference Stock should not be taken as an indication of the future performance of the Reference Stock during the term of the Notes.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Period-End Close

1/1/2008	3/31/2008	$63.55	$47.61	$57.87
4/1/2008	6/30/2008	$75.16	$58.48	$68.23
7/1/2008	9/30/2008	$72.36	$44.10	$48.40
10/1/2008	12/31/2008	$48.40	$20.85	$32.01
1/1/2009	3/31/2009	$37.03	$25.50	$32.73
4/1/2009	6/30/2009	$45.49	$30.00	$38.17
7/1/2009	9/30/2009	$59.07	$35.27	$56.93
10/1/2009	12/31/2009	$74.95	$54.06	$73.77
1/1/2010	3/31/2010	$77.98	$60.30	$74.45
4/1/2010	6/30/2010	$97.88	$74.42	$85.82
7/1/2010	9/30/2010	$123.77	$83.63	$111.80
10/1/2010	12/31/2010	$151.00	$97.92	$132.00
1/1/2011	3/31/2011	$148.00	$117.71	$133.58
4/1/2011	6/30/2011	$153.99	$127.25	$148.98
7/1/2011	9/30/2011	$160.12	$109.27	$114.28
10/1/2011	12/31/2011	$139.71	$94.09	$101.46
1/1/2012	3/31/2012	$157.54	$95.20	$154.51
4/1/2012	6/30/2012	$164.75	$125.34	$138.26
7/1/2012	7/30/2012*	$143.84	$122.91	$125.87

*As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period from July 1, 2012 through July 30, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of this Reference Stock from July 30, 2007 to July 30, 2012, assuming an initial price of $125.87, which was the closing price of this Reference Stock on July 30, 2012, and a conversion price equal to 75% of the initial price (the actual initial price and conversion price will be determined on the trade date).

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

CEMEX S.A.B. de C.V.
According to publicly available information, CEMEX S.A.B. de C.V. is a Mexico-based company engaged in cement manufacturing. The company produces, distributes and sells cement, clinker, ready-mix concrete, aggregates and related building materials in more than 50 countries worldwide.  The company has significant production facilities in 16 countries worldwide.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1076378. The company’s ADSs are listed on the NYSE under the ticker symbol “CX.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this Reference Stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Reference Stock on July 30, 2012 was $7.19.  The historical performance of this Reference Stock should not be taken as an indication of the future performance of the Reference Stock during the term of the Notes.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Period-End Close
1/1/2008	3/31/2008	$24.28	$17.26	$21.55
4/1/2008	6/30/2008	$27.88	$19.97	$21.11
7/1/2008	9/30/2008	$21.58	$13.59	$14.72
10/1/2008	12/31/2008	$14.61	$3.43	$7.81
1/1/2009	3/31/2009	$9.18	$3.37	$5.34
4/1/2009	6/30/2009	$10.13	$5.27	$8.30
7/1/2009	9/30/2009	$12.96	$6.78	$11.49
10/1/2009	12/31/2009	$12.41	$8.92	$10.51
1/1/2010	3/31/2010	$11.18	$7.85	$9.08
4/1/2010	6/30/2010	$11.20	$8.67	$8.94
7/1/2010	9/30/2010	$9.34	$6.90	$7.86
10/1/2010	12/31/2010	$10.11	$7.07	$9.90
1/1/2011	3/31/2011	$10.31	$7.72	$8.59
4/1/2011	6/30/2011	$8.92	$7.26	$8.27
7/1/2011	9/30/2011	$8.46	$3.02	$3.04
10/1/2011	12/31/2011	$5.39	$2.18	$5.18
1/1/2012	3/31/2012	$8.34	$5.10	$7.76
4/1/2012	6/30/2012	$7.88	$4.95	$6.73
7/1/2012	7/30/2012*	$7.48	$6.29	$7.19

*As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period from July 1, 2012 through July 30, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of this Reference Stock from July 30, 2007 to July 30, 2012, assuming an initial price of $7.19, which was the closing price of this Reference Stock on July 30, 2012, and a conversion price equal to 70% of the initial price (the actual initial price and conversion price will be determined on the trade date).

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Nabors Industries, Ltd.
According to publicly available information, Nabors Industries Ltd. is a land drilling contractor, and also performs well servicing and workovers. The company conducts oil, gas, and geothermal land drilling operations. The company's well-site services include oilfield management, well logging, and other support services.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1163739. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “NBR.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this Reference Stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Reference Stock on July 30, 2012 was $14.58.  The historical performance of this Reference Stock should not be taken as an indication of its future performance during the term of the Notes.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Period-End Close
1/1/2008	3/31/2008	$34.14	$23.61	$33.77
4/1/2008	6/30/2008	$50.57	$33.06	$49.23
7/1/2008	9/30/2008	$50.35	$22.51	$24.92
10/1/2008	12/31/2008	$24.52	$9.72	$11.97
1/1/2009	3/31/2009	$14.04	$8.25	$9.99
4/1/2009	6/30/2009	$19.78	$9.40	$15.58
7/1/2009	9/30/2009	$21.48	$13.78	$20.90
10/1/2009	12/31/2009	$24.07	$19.18	$21.89
1/1/2010	3/31/2010	$27.05	$18.74	$19.63
4/1/2010	6/30/2010	$22.81	$16.39	$17.62
7/1/2010	9/30/2010	$19.13	$15.54	$18.06
10/1/2010	12/31/2010	$24.05	$17.36	$23.46
1/1/2011	3/31/2011	$30.69	$21.50	$30.38
4/1/2011	6/30/2011	$32.47	$22.43	$24.64
7/1/2011	9/30/2011	$27.99	$12.26	$12.26
10/1/2011	12/31/2011	$21.00	$11.06	$17.34
1/1/2012	3/31/2012	$22.73	$16.36	$17.49
4/1/2012	6/30/2012	$17.83	$12.40	$14.40
7/1/2012	7/30/2012*	$14.80	$12.77	$14.58

*As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period from July 1, 2012 through July 30, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of this Reference Stock from July 30, 2007 to July 30, 2012, assuming an initial price of $14.58, which was the closing price of this Reference Stock on July 30, 2012, and a conversion price equal to 75% of the initial price (the actual initial price and conversion price will be determined on the trade date).

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Sprint Nextel Corporation
According to publicly available information, Sprint Nextel Corporation is a communications company offering a range of wireless and wireline communications products and services, including voice and date transmission services, to individual consumers, businesses, government subscribers and resellers. The company offers its services to subscribers in the U.S., Puerto Rico, and United States Virgin Islands on networks that utilize third generation code division multiple access, integrated Digital Enhanced Network, or Internet protocol technologies.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 101830. The company’s common stock is listed on the NYSE under the ticker symbol “S.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this Reference Stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Reference Stock on July 30, 2012 was $4.51.  The historical performance of this Reference Stock should not be taken as an indication of the future performance of the Reference Stock during the term of the Notes.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Period-End Close

1/1/2008	3/31/2008	$13.16	$5.49	$6.69
4/1/2008	6/30/2008	$9.94	$6.27	$9.50
7/1/2008	9/30/2008	$9.69	$5.75	$6.10
10/1/2008	12/31/2008	$6.72	$1.35	$1.83
1/1/2009	3/31/2009	$4.20	$1.83	$3.57
4/1/2009	6/30/2009	$5.94	$3.49	$4.81
7/1/2009	9/30/2009	$4.91	$3.50	$3.95
10/1/2009	12/31/2009	$4.41	$2.78	$3.66
1/1/2010	3/31/2010	$4.23	$3.10	$3.80
4/1/2010	6/30/2010	$5.31	$3.82	$4.24
7/1/2010	9/30/2010	$5.08	$3.82	$4.63
10/1/2010	12/31/2010	$4.87	$3.70	$4.23
1/1/2011	3/31/2011	$5.26	$4.12	$4.64
4/1/2011	6/30/2011	$6.15	$4.54	$5.39
7/1/2011	9/30/2011	$6.15	$2.95	$3.04
10/1/2011	12/31/2011	$3.38	$2.10	$2.34
1/1/2012	3/31/2012	$3.03	$2.10	$2.85
4/1/2012	6/30/2012	$3.33	$2.30	$3.26
7/1/2012	7/30/2012*	$4.51	$3.15	$4.51

*As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period from July 1, 2012 through July 30, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of this Reference Stock from July 30, 2007 to July 30, 2012, assuming an initial price of $4.51, which was the closing price of this Reference Stock on July 30, 2012, and a conversion price equal to 70% of the initial price (the actual initial price and conversion price will be determined on the trade date).

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

United Rentals, Inc.
According to publicly available information, United Rentals, Inc. is an equipment rental company. It operates in two segments: general rentals and trench safety, power and HVAC. The general rentals segment includes the rental of construction, aerial, industrial and homeowner equipment and related services and activities. The general rentals segment’s customers include construction and industrial companies, manufacturers, utilities, municipalities and homeowners. The trench safety, power and HVAC segment includes the rental of specialty construction products and related services. The trench safety, power and HVAC segment’s customers include construction companies involved in infrastructure projects, municipalities and industrial companies.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1067701. The company’s common stock is listed on the NYSE under the ticker symbol “URI.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this Reference Stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Reference Stock on July 30, 2012 was $29.17.  The historical performance of this Reference Stock should not be taken as an indication of its future performance during the term of the Notes.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Period-End Close

1/1/2008	3/31/2008	$20.50	$14.83	$18.84
4/1/2008	6/30/2008	$22.74	$17.53	$19.61
7/1/2008	9/30/2008	$20.59	$13.79	$15.24
10/1/2008	12/31/2008	$15.52	$4.32	$9.12
1/1/2009	3/31/2009	$9.50	$2.90	$4.21
4/1/2009	6/30/2009	$6.89	$3.99	$6.49
7/1/2009	9/30/2009	$11.31	$5.19	$10.30
10/1/2009	12/31/2009	$11.53	$8.61	$9.81
1/1/2010	3/31/2010	$10.13	$6.87	$9.38
4/1/2010	6/30/2010	$14.79	$9.26	$9.32
7/1/2010	9/30/2010	$15.38	$8.21	$14.84
10/1/2010	12/31/2010	$23.69	$14.46	$22.75
1/1/2011	3/31/2011	$33.63	$22.66	$33.28
4/1/2011	6/30/2011	$34.77	$22.13	$25.40
7/1/2011	9/30/2011	$27.21	$12.82	$16.84
10/1/2011	12/31/2011	$30.73	$15.15	$29.55
1/1/2012	3/31/2012	$44.10	$27.89	$42.89
4/1/2012	6/30/2012	$47.95	$29.07	$34.04
7/1/2012	7/30/2012*	$36.58	$26.90	$29.17

*As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period from July 1, 2012 through July 30, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of this Reference Stock from July 30, 2007 to July 30, 2012, assuming an initial price of $29.17, which was the closing price of this Reference Stock on July 30, 2012, and a conversion price equal to 65% of the initial price (the actual initial price and conversion price will be determined on the trade date).

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.
Supplemental Plan of Distribution
We have agreed to indemnify UBS Financial Services Inc. and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS Financial Services Inc. and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus.  We will agree that UBS Financial Services Inc. may sell all or a part of the Notes that it will purchase from us to its affiliates at the price indicated on the cover of the pricing supplement, the document that will be filed under Rule 424(b)(2) containing the final pricing terms of the Notes.

Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Notes in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “Use of Proceeds and Hedging” beginning on page PS-15 of the accompanying product prospectus supplement no. ABYON-1.

Terms Incorporated in Master Note
The terms appearing above under the caption “Indicative Terms of the Notes” and the provisions in the accompanying product prospectus supplement no. ABYON-1 dated October 31, 2011 under the caption “General Terms of the Notes”, are incorporated into the master note issued to DTC, the registered holder of the Notes.